SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of December ____, 2007, by and among China Broadband, Inc. (formerly Alpha Nutra, Inc.), a Nevada corporation (the “Company”), and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase a minimum of $3,000,000 and a maximum of up to $5,000,000 (the "Purchase Price" or “Principal Amount”) of principal amount of promissory notes of the Company (“Note” or “Notes”), a form of which is annexed hereto as Exhibit A, convertible into shares of the Company's Common Stock, $0.001 par value (the "Common Stock") at a per share conversion price set forth in the Note (“Conversion Price”); and share purchase warrants (the “Warrants”), in the form annexed hereto as Exhibit B, to purchase shares of Common Stock (the “Warrant Shares”). The Notes, shares of Common Stock issuable upon conversion of the Notes (the “Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby shall be held in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1. Closing Date. The “Closing Date” shall be the date that the Purchase Price is transmitted by wire transfer or otherwise credited to or for the benefit of the Company. The consummation of the transactions contemplated herein shall take place not later than December 31, 2007 at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement.

2. Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the Principal Amount designated on the signature page hereto for the Purchase Price indicated thereon, and Warrants as described in Section 2 of this Agreement.

3. Warrants. On the Closing Date, the Company will issue and deliver Class A Warrants to the Subscribers. One Class A Warrant will be issued for each Share which would be issued on the Closing Date assuming the complete conversion of the Note on the Closing Date at the Conversion Price as of the Closing Date. The exercise price to acquire a Warrant Share upon exercise of a Class A Warrant shall be $0.60, subject to reduction as described in the Class A Warrant. The Class A Warrants shall be exercisable commencing one hundred and eighty-one (181) days after the Closing date until five years thereafter.

4. Subscriber Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

(a) Organization and Standing of the Subscribers. If such Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents and to purchase the Notes and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms thereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Information on Company. Such Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB filed on May 25, 2007 for the fiscal year ended December 31, 2006, and the financial statements included therein for the year ended December 31, 2006, together with all subsequent filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). In addition, such Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the "Other Written Information"), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities.

(e) Information on Subscriber. Such Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding such Subscriber is accurate.

(f) Purchase of Notes and Warrants. On the Closing Date, such Subscriber will purchase the Notes and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g) Compliance with Securities Act. Such Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of such Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Such Subscriber will comply with all applicable rules and regulations in connection with the sales of the Securities including laws relating to short sales, hedging and derivative transactions.

(h) Shares Legend. The Shares, and the Warrant Shares shall bear the following or similar legend:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

(i) Warrants Legend. The Warrants shall bear the following or similar legend:

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

(j) Note Legend. The Note shall bear the following legend:

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. "

(k) Communication of Offer. The offer to sell the Securities was directly communicated to such Subscriber by the Company or the Broker identified in Section 8(a). At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(l) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by such Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and such Subscriber has full power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by such Subscriber relating hereto.

(m) Restricted Securities. Such Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction, without the consent of the Company and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D (or, if such affiliate is not an accredited investor then pursuant to such other exemption from regulation under the 1933 Act), such Affiliate agrees to be bound by the terms and conditions of this Agreement, and written notice of such transfer is provided the Company within ten (10) business days of said transfer. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each Subsidiary of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(n) No Governmental Review. Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(o) Correctness of Representations. Such Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Subscriber otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

(p) Survival. The foregoing representations and warranties shall survive the Closing Date.

5. Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that:

(a) Due Incorporation. The Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. The Company’s Subsidiaries as of the Closing Date are set forth on Schedule 5(a).

(b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company and Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, other than shares of the PRC based Jinan Broadband (as defined in the Reports for which outstanding payment of approximately $3 million due on or before Closing which payment the Company undertakes to make using the proceeds of the Offering and which shares and our ownership are subject to an Exclusive Cooperation Agreement.

(c) Authority; Enforceability. This Agreement, the Note, the Warrants, and Escrow Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have upon receipt of payment therefore been duly authorized, executed and delivered by the Company and Subsidiaries (as applicable) and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d) Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's Common Stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of Common Stock or equity of the Company or Subsidiaries or other equity interest in the Company except as described in the Reports or on Schedule 5(d). The Common Stock of the Company on a fully diluted basis outstanding as of the last Business Day preceding the Closing Date is set forth on Schedule 5(d).

(e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, The Pink Sheets LLC (the “Pink Sheets”) or the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities. The Transaction Documents and the Company’s performance of its obligations thereunder has been unanimously approved by the Company’s Board of Directors. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, People’s Republic of China (“PRC”), Hong Kong, the United States, the Cayman Islands or elsewhere is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law. Under the Regulations on the Acquisitions by Foreign Investors of Domestic Enterprises jointly promulgated by the PRC Ministry of Commerce (“MOFCOM”), the China Securities Regulatory Commission (“CSRC”), the State Owned Assets Supervision and Management Commission, the General Administration of Taxation and the State Administration of Foreign Exchange in effect on the Closing Date, neither the Company nor any Subsidiary is required, as of the date of this Agreement and as of the Closing, to obtain any approvals of the CSRC in connection with the transactions contemplated by the Transaction Documents. No further approval by, or registration or filing with State Administration of Foreign Exchange (“SAFE”) other than typical SAFE foreign exchange processing procedural registrations are expressly required under the current effective and applicable governing regulations for matters including but not limited to the payment by any Subsidiary of dividends to the Company in foreign currency, such as U.S. Dollars. The Company has obtained or made all necessary consents, approvals, registrations and filings with relevant governmental authorities in the PRC on or before each Closing in accordance with the then effective and applicable PRC regulations to acquire the interests in “Jinan Broadband” (as employed in the Company’s Form 10-KSB filed for the year ended December 31, 2006), and to complete the transactions contemplated in the Transaction Documents, except as would not have a Material Adverse Effect.

(f) No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement, the Transaction Documents and all other agreements entered into by the Company relating thereto by the Company will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except as described herein; or

(iii) except as described in Schedule 5(d), result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

(iv) except as described on Schedule 5(f), will result in the triggering of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g) The Securities. The Securities upon issuance:

(i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii) have been, or will be, duly and validly authorized and on the date of issuance of the Shares upon conversion of the Notes and the Warrant Shares and upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement will be free trading and unrestricted;

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv) will not subject the holders thereof to personal liability by reason of being such holders; and

(v) assuming the representations warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i) No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the public sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j) Information Concerning Company. The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Event relating to the Company's business, financial condition or affairs not disclosed in the Reports. The Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

(k) Stop Transfer. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

(l) Defaults. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m) No Integrated Offering. Neither the Company, nor to the Company’s knowledge, any of its Affiliates, or any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(n) No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company businesses since December 31, 2006, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Reports or on Schedule 5(o).

(p) No Undisclosed Events or Circumstances. Since December 31, 2006, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)  Capitalization. The authorized and outstanding capital stock of the Company and Subsidiaries as of the date of this Agreement and the Closing Date (not including the Securities) are set forth in the Reports. Except as set forth on in the Reports or on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company or any of its Subsidiaries.

(r) Dilution. The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants, is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(s)  No Disagreements. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants, lawyers and transfer agent presently employed by the Company, including but not limited to disputes or conflicts over payment owed to them, nor have there been any such disagreements during the two years prior to the Closing Date.

(t) Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(u) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(v) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of Common Stock registered pursuant to Section 12(g) of the 1934 Act. The Company is not a “shell company” as that term is employed in the 1933 Act.

(w) Listing. The Company's Common Stock is quoted on the Pink Sheets under the symbol CBBD. The Company has not received any oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Pink Sheets nor that its Common Stock does not meet all requirements for the continuation of such quotation. The Company satisfies all the requirements for the continued quotation of its Common Stock on the Pink Sheets.

(x) DTC Status. The Company’s transfer agent is a participant in, and the Common Stock is eligible for transfer pursuant to, the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(x) hereto.

(y) Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Notes hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, after the receipt of proceeds from the sale of the Notes hereunder; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(z) Company Predecessor and Subsidiaries. The Company makes each of the representations contained in Sections 5(a), (b), (c), (d), (e), (f), (h), (j), (l), (o), (p), (q), (s), (t), and (u) of this Agreement, to the extent the same relate to the Subsidiary of the Company. All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Sections 9(g) through 9(l) shall relate, apply and refer to the Company and its predecessors. Except as set forth on Schedule 5(d), the Company owns 100% of the outstanding equity of the Subsidiaries and rights to receive equity of the Subsidiaries free and clear of all liens, encumbrances and claims. No person or entity other than the Company has the right to receive any equity interest in the Subsidiaries.

(AA) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date in which case such representation or warranty shall be true as of such date.

(BB) Survival. The foregoing representations and warranties shall survive the Closing Date.

6. Regulation D Offering/Legal Opinion. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscribers’ counsel from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A final form of the legal opinion will be annexed hereto as Exhibit D, subsequent to delivery by the Company’s counsel. The Company will provide, at the Company's expense, such other legal opinions, if any, as are reasonably necessary in each Subscriber’s opinion for the issuance, delivery and resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration.

7.1. Conversion of Note.

(a) Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the certificates representing such shares shall contain no legend other than the usual 1933 Act restriction from transfer legend. In the event that the Shares are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend indefinitely, if pursuant to Rule 144(k) of the 1933 Act, provided that Subscriber delivers all reasonably requested representations in support of such opinion. When referred to herein, Rule 144(k) shall mean such sections of Rule 144 under the 1933 Act which allow resales of “restricted stock” (as employed in Rule 144) by non-affiliates of the Company without volume limitations and without further restriction on transfer.

(b) A Subscriber will give notice of its decision to exercise its right to convert the Note, interest, or part thereof by telecopying, or otherwise delivering a completed Notice of Conversion (a form of which is annexed as “Exhibit A” to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement. Such Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof by 6 PM Eastern Time (“ET”) (or if received by the Company after 6 PM ET or at any time or a non-business day then the next business day) shall be deemed a “Conversion Date.” The Company will itself or cause the Company’s transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to such Subscriber via express courier for receipt by such Subscriber within seven (7) business days after receipt by the Company of the Notice of Conversion (such seventh day being the "Delivery Date"). In the event the Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber. A Note representing the balance of the Note not so converted will be provided by the Company to such Subscriber if requested by Subscriber, provided such Subscriber delivers the original Note to the Company. In the event that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion of a Note, such Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

(c) The Company understands that a delay in the delivery of the Shares in the form required pursuant to Section 7.1 hereof later than the Delivery Date could result in economic loss to the Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to such Subscriber for late issuance of Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note in the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount (and proportionately for other amounts) being converted of the corresponding Shares which are not timely delivered. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares within seven (7) business days after the Delivery Date, such Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company whereupon the Company and such Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

7.2. Mandatory Redemption at Subscriber’s Election. In the event (i) the Company is prohibited from issuing Shares, (ii) upon the occurrence of any other Event of Default (as defined in the Note or in this Agreement), (iii) a Change in Control (as defined below), or (iv) of the liquidation, dissolution or winding up of the Company, then at the Subscriber's election, the Company must pay to the Subscriber ten (10) business days after request by each Subscriber the outstanding principal amount of the Note designated by each such Subscriber, plus accrued but unpaid interest and any other amounts that have accrued pursuant to the Transaction Documents ("Mandatory Redemption Payment"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal, interest and other amounts will be deemed paid and no longer outstanding. The Subscriber may rescind the election to receive a Mandatory Redemption Payment at any time until such payment is actually received. For purposes of this Section 7.2, “Change in Control” shall mean (i) the Company no longer having a class of shares publicly traded, quoted or listed on any Principal Market (as defined in Section 9(b) hereto), (ii) the Company becoming a Subsidiary of another entity (other than a corporation formed by the Company for purposes of reincorporation in another U.S. jurisdiction), (iii) a majority of the board of directors of the Company as of the Closing Date no longer serving as directors of the Company except due to natural causes, and (iv) the sale, lease or transfer of substantially all the assets of the Company or its Subsidiaries.

7.3. Maximum Conversion. A Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such Subscriber and its Affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by such Subscriber and its or his Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%. The Subscriber may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days’ prior written notice to the Company. Such Subscriber may allocate which of the equity of the Company deemed beneficially owned by such Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

7.4. Injunction Posting of Bond. In the event a Subscriber shall elect to convert a Note or part thereof, the Company may not refuse conversion or exercise based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Note shall have been sought and obtained by the Company or at the Company’s request or with the Company’s assistance, and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the outstanding principal and interest of the Note, or aggregate purchase price of the Shares which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

7.5. Buy-In. In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if after three (3) business days after the Delivery Date such Subscriber or a broker on such Subscriber’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which such Subscriber was entitled to receive upon such conversion (a "Buy-In"), then the Company shall pay in cash to such Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) such Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored together with interest thereon at a rate of 15% per annum, or the maximum amount legally allowed under the jurisdiction in which the subscriber resides, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty. For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay such Subscriber $1,000 plus interest. Such Subscriber shall provide the Company written notice and evidence indicating the amounts payable to such Subscriber in respect of the Buy-In.

7.6 Adjustments. The Conversion Price, Warrant exercise price and amount of Shares issuable upon conversion of the Notes and exercise of the Warrants shall be equitably adjusted and as otherwise described in this Agreement, the Notes and Warrants.

7.7. Redemption. The Notes shall not be redeemable or prepayable except as described in the Notes.

8. Broker/Due Diligence Fee/Legal Fees.

(a)  Broker’s Commission. The Company on the one hand, and each Subscriber (for himself only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees other than Chardan Capital Markets, LLC, (the “Broker”) on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such Subscriber’s own actions and not for any action of any other Subscriber. Each Subscriber’s liability hereunder is several and not joint. The Broker will be paid a cash fee of two and one-half percent (2.5%) of the Purchase Price paid by all Subscribers (except the Broker). Such cash fee will be applied towards the Purchase Price of Notes and Warrants to be issued by the Company to the Broker on the same terms and conditions as same are issued to the Subscribers except that no fees will be payable to the Broker in connection with the Broker’s subscription (which amount shall be applied to the minimum offering amount herein). The Company will also pay the broker a due diligence Fee of $10,000 (“Due Diligence Fee”). The Due Diligence Fee will be paid on the Closing Date out of funds held pursuant to the Escrow Agreement. The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the offering described in this Agreement except the Broker. On the Closing Date, the Company will issue to the Broker or the Broker’s designees, Class A Warrants (“Broker’s Warrants”). The Broker and/or its designees will receive, in the aggregate, seventeen and one-half (17.5) Broker’s Warrants for each one hundred (100) Warrants issued to the Subscribers on the Closing Date and the number of Shares issuable upon conversion of the Notes at the conversion price in effect on the Closing Date, in the aggregate. The Broker’s Warrants will be identical to the Class A Warrants issued to the Subscribers except that the exercise price to purchase each Warrant Share shall be $0.50 and the Broker’s Warrants will be exercisable at the discretion of the Broker on a cash, cashless or combination of cash and cashless basis during the exercise period of the Warrants, whether or not the Warrant Shares issuable upon exercise of the Broker’s Warrants are included in an effective registration statement or transferable pursuant to Rule 144(k) under the 1933 Act, as amended. All the representations, covenants, warranties, undertakings, remedies, liquidated damages, indemnification, and other rights including but not limited to reservation rights made or granted to or for the benefit of the Subscribers are hereby also made by the Company and granted to the holders of the Broker’s Warrants.

(b) Subscriber’s Legal Fees. The Company shall pay to Grushko & Mittman, P.C., a fee of $30,000 and to issuer’s counsel, Hodgson Russ LLP a fee of $25,000 plus disbursements (“Legal Fees”) as reimbursement for services in connection with this Agreement and the purchase and sale of the Notes and Warrants (the “Offering”). Legal Fees and expenses will be payable out of funds held pursuant to the Escrow Agreement.

9. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

(a) Stop Orders. The Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b) Listing/Quotation. The Company shall promptly secure the quotation or listing of the Shares and Warrant Shares upon each national securities exchange, or automated quotation system upon which they are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Warrants are outstanding. The Company will maintain the quotation or listing of its Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, OTC Bulletin Board, Pink Sheets or New York Stock Exchange (whichever of the foregoing is at the time of conversion or exercise the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Closing Date, the Pink Sheets is and will be the Principal Market.

(c) Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d) Filing Requirements. From the date of this Agreement and until the last to occur of (i) two (2) years after the Closing Date, (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to a registration statement or pursuant to Rule 144(k), or (iii) the Notes and Warrants are no longer outstanding (the date of occurrence of the last such event being the “End Date”), the Company will (A) cause its Common Stock to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, and (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if Company is not subject to such reporting requirements. The Company will not take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under said acts until the End Date. Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e) Use of Proceeds. The proceeds of the Offering will be employed by the Company to complete the acquisition of Jinan Broadband substantially upon the terms and conditions described in the Form 10-KSB filed with the Commission for the year ended December 31, 2006, for expenses of the Offering and thereafter for working capital. The Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on a Closing Date. For so long as any Notes are outstanding, the Company will not prepay any financing related debt obligations nor redeem any equity instruments of the Company.

(f) Reservation. Prior to the Closing Date, and at all times thereafter, the Company shall have reserved, pro rata, on behalf of each holder of a Note or Warrant, from its authorized but unissued Common Stock, a number of common shares equal to 150% of the amount of Common Stock necessary to allow each holder of a Note to be able to convert all such outstanding Notes and interest (if any) and reserve the amount of Warrant Shares issuable upon exercise of the Warrants.

(g)  DTC Program. At all times that Notes or Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock, Shares and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program.

(h) Taxes. From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(i) Insurance. From the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character in the locations where they are situated, insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured less reasonable deductible amounts; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(j) Books and Records. From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(k) Governmental Authorities. From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(l) Intellectual Property. From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.

(m) Properties. From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

(n) Confidentiality/Public Announcement. From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K or in correspondence with the SEC regarding same, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon not less than four days prior notice to Subscriber. In any event and subject to the foregoing, the Company undertakes to file a Form 8-K or make a public announcement describing the Offering not later than four business days after the Closing Date. Prior to filing or announcement, such Form 8-K or public announcement will be provided to Subscribers for their review and approval. In the Form 8-K or public announcement, the Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing. Upon  delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Note, Shares, Warrants, or Warrant Shares are held by such Subscribers, unless the  Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company  shall within four business days after any such delivery, publicly disclose such  material,  nonpublic  information on a Report on Form 8-K or otherwise.  In the event that the Company believes that a notice or communication to a Subscriber contains material, nonpublic information, relating to the Company or Subsidiaries, the Company shall so indicate to such Subscriber contemporaneously with delivery of such notice or information. In the absence of any such indication, such Subscriber shall be allowed to presume that all matters relating to such notice and information do not constitute proprietary, confidential nor material, nonpublic information relating to the Company or its Subsidiaries.

(o) Non-Public Information. The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement, which information the Company undertakes to publicly disclose not later than the sooner of the required or actual filing date of the Form 8-K described in Section 9(n) above, neither it nor any other person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to keep such information in confidence. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(p) Negative Covenants. So long as a Note is outstanding, without the consent of the Subscribers, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i) create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for: (A) the Excepted Issuances (as defined in Section 12 hereof), and (B) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; and (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (f), a “Permitted Lien”);

(ii) amend its articles of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Subscriber (an increase in the amount of authorized shares or designation of a series of Preferred Shares and an increase in the number of directors will not be deemed adverse to the rights of the Subscribers);

(iii) repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents.

(iv) engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company, and (iv) pursuant to commitments described in the Reports; or

(v) prepay or redeem any financing related debt or past due obligations outstanding as of the Closing Date, other than the payment to Jinan Broadband described in Section 5(b).

(q) Seniority. Except as otherwise provided for herein, until the Notes are fully satisfied or converted, the Company shall not grant nor allow any security interest to be taken in the assets of the Company or any Subsidiary; nor issue any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any assets of the Company or any Subsidiary, superior to any right of the holder of a Note in or to such assets..

(r) Notices. For so long as the Subscribers hold any Securities, the Company will maintain as United States address and United States fax number for notices purposes under the Transaction Documents.

10. Covenants of the Company Regarding Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

11.1. Delivery of Unlegended Shares.

(a) Within seven business days (such seventh business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Shares or Warrant Shares or any other Common Stock held by a Subscriber have been sold pursuant to a registration statement, if any, or Rule 144, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or a Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(i) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. In the event that the Shares are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the Company’s transfer agent an opinion permitting removal of the legend indefinitely if pursuant to Rule 144(k).

(b) In lieu of delivering physical certificates representing the Unlegended Shares, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company will cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. In the event damages are payable pursuant to the foregoing sentence and pursuant to Section 1.7 of the Warrant in connection with the same Warrant Shares, then the Subscriber may elect to receive liquidated damages under this Section 11.1(c) or Section 1.7 of the Warrant or Section 13(g) below. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.1 for an aggregate of 30 days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to the greater of (i) 120% of the purchase price of such Shares and Warrant Shares, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed 30 day period and the denominator of which is the purchase price of the Shares and Exercise Price of the Warrant Shares, as the case may be, during such 30 day period, multiplied by the purchase price of the Shares and Exercise Price of the Warrant Shares, as the case may be (“Unlegended Redemption Amount”). The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d)  In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within three business days after the Unlegended Shares Delivery Date and the Subscriber or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

(e) In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11.1 or Warrant Shares upon exercise of Warrants and the Company is required to deliver such Unlegended Shares pursuant to Section 11.1 or the Warrant Shares pursuant to the Warrants, the Company may not refuse to deliver Unlegended Shares or Warrant Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained by the Company or at the Company’s request or with the Company’s assistance, and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Shares and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the final unappealable disposition of the litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

11.2. In the event commencing one hundred and eighty-one (181) days after the Closing Date and ending five years thereafter, the Subscriber is not permitted to resell any of the Shares or Warrant Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(k) under the 1933 Act or any successor rule (a “144 Default”), for any reason except for Subscriber’s status as an Affiliate or “control person” of the Company, then the Company shall pay such Subscriber as liquidated damages (“Liquidated Damages”) and not as a penalty an amount equal to one percent (1%) for the first day of such occurrence and one percent (1%) for each thirty (30) days (or such lesser pro-rata amount for any period less than thirty (30) days) thereafter of the purchase price of the Shares and Warrant Shares owned by the Subscriber during the pendency of the 144 Default.

11.3. Subscriber Questionnaire. Each Seller shall answer the questions set forth in Selling Shareholder Questionnaire (“Subscriber Questionnaire”) in the form attached as Exhibit E and deliver such completed Subscriber Questionnaire to the Company and Broker on or prior to the Closing Date. Seller represents that the information provided by such Seller shall be true and correct as of the Closing Date and the date such Subscriber Questionnaire is delivered to the Company and Broker.

12. Anti-Dilution.

(a) Initial Three Years. Other than in connection with an Excepted Issuance (as defined in Section 12(d) below), if within three years after the Closing Date and to the extent that the Notes or Warrants are outstanding, the Company shall agree to or actually issue or grant the right to receive any Common Stock or securities convertible, exercisable or exchangeable for shares of Common Stock (or modify any of the foregoing which may be outstanding) (“Common Stock Equivalent”) to any person or entity at a price per share or Conversion Price or exercise price per share which shall be less than the Conversion Price in respect of the Shares, or less than the Warrant exercise price in respect of the Warrant Shares (“Lower Price Issuance”), without the consent of each Subscriber, then the Conversion Price and Warrant exercise prices for Warrants and Notes then outstanding shall automatically and without further action be reduced to such other lower price.

(b) After Initial Three Years. Commencing three years after the Closing Date and for so long as a Note is outstanding, upon the occurrence of a Lower Price Issuance, the Conversion Price shall be reduced to an amount equal to the product of the Conversion Price then in effect multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding prior to such issuance plus the number of shares of Common Stock which the aggregate purchase price or exercise price for such Common Stock (plus, if applicable, the aggregate consideration received from the issuance of the Common Stock Equivalents) would purchase at the then current Conversion Price and the denominator shall be the number of shares of Common Stock outstanding or deemed to be outstanding immediately after such issuance. Commencing three years after the Closing Date and for so long as a Warrant is outstanding upon the occurrence of a Lower Price Issuance, the Warrant exercise price shall be reduced to an amount equal to the product of the Warrant exercise price then in effect multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding prior to such issuance plus the number of shares of Common Stock which the aggregate purchase price or exercise price for such Common Stock (plus, if applicable, the aggregate consideration received from the issuance of the Common Stock Equivalents) would purchase at the then current Warrant exercise price and the denominator shall be the number of shares of Common Stock outstanding or deemed to be outstanding immediately after such issuance.

(c) Effective Price. For purposes of Section 12 in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the deemed issue price (“Effective Price”) applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed number, and (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion exercise or exchange of such Common Stock Equivalents if issued at or higher than the Effective Price. If, at any time while the Note is outstanding, the Company directly or indirectly issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of Section 12 in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date). Common Stock issued or issuable by the Company for no consideration will be deemed to have been issued or to be issuable for $0.0001 per share of Common Stock.

(d) Excepted Issuances. Each Subscriber is granted the rights described in Section 11 hereof in relation to the additional shares of Common Stock issuable in connection with the adjustment described in this Section 12. The rights of each Subscriber set forth in this Section 12 are in addition to any other rights the Subscriber has pursuant to this Agreement, the Note, any Transaction Document, and any other agreement referred to or entered into in connection herewith or to which such Subscriber and Company are parties. For purposes of Section 12, “Excepted Issuance” shall mean (i) the Company’s issuance of Common Stock or Common Stock Equivalent described in Reports filed not later than five business days before the Closing Date, and (ii) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement.

13. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: China Broadband, Inc., 1900 Ninth Street, 3rd Floor, Boulder, CO 80302, Attn: Clive Ng, President, Fax: (303) 449-7799, with a copy by facsimile only to: Hodgson Russ LLP, 1540 Broadway, 24th Floor, New York, NY 10036, Attn: Ronniel Levy, Esq., Fax: (646) 943-7078, (ii) if to the Subscriber, to: the one or more addresses and facsimile numbers indicated on the signature pages hereto, with an additional copy by facsimile only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, Fax: (212) 697-3575, and (iii) if to the Broker, to: Chardan Capital Markets, LLC, 17 State Street, Suite 1610, New York, NY 10004, Attn: Kerry Propper, CEO, Fax: (646) 465-9039.

(b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(d) hereof, the Company hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f) Independent Nature of Subscribers.     The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(g) Damages. In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transactions, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(h) Consent. As used in the Agreement, “consent of the Subscribers” or similar language means the consent of holders of not less than 75% of the total of the Shares issued and issuable upon conversion of outstanding Notes owned by Subscribers on the date consent is requested.

(i) Equal Treatment. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

(j) Maximum Payments. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

(k) Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(l) Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(m) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(n) Successor Laws. References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CHINA BROADBAND, INC. a Nevada corporation By: /s/ Clive Ng_________________ Name: Clive Ng Title: Chairman Dated: January 11, 2008

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS
PLATINUM PARTNERS VALUE ARBITRAGE FUND, L.P.
152 West 57th Street, 54th Floor
New York, NY 10019
Fax No.: _______________________________________
Email address (not for notice purposes): ______________________________________________
Social Security Number or Taxpayer ID# (if applicable): ______________________________________________
Jurisdiction of organization (for entities): ______________________________________________

______________________________________________
(Signature)
By: ___________________________________________
Name: _________________________________________
Title: __________________________________________

	$1,500,000.00	2,000,000

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CHINA BROADBAND, INC. a Nevada corporation By: /s/ Clive Ng_________________ Name: Clive Ng Title: Chairman Dated: January 11, 2008

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS
GLOBIS CAPITAL PARTNERS, LP
60 Broad Street, 38th Floor
New York, NY 10004
Fax No.: _______________________________________
Email address (not for notice purposes): ______________________________________________
Social Security Number or Taxpayer ID# (if applicable): ______________________________________________
Jurisdiction of organization (for entities): ______________________________________________

______________________________________________
(Signature)
By: ___________________________________________
Name: _________________________________________
Title: __________________________________________

	$325,000.00	433,333

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CHINA BROADBAND, INC. a Nevada corporation By: /s/ Clive Ng_________________ Name: Clive Ng Title: Chairman Dated: January 11, 2008

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS
GLOBIS OVERSEAS FUND, LTD.
60 Broad Street, 38th Floor
New York, NY 10004
Fax No.: _______________________________________
Email address (not for notice purposes): ______________________________________________
Social Security Number or Taxpayer ID# (if applicable): ______________________________________________
Jurisdiction of organization (for entities): ______________________________________________

______________________________________________
(Signature)
By: ___________________________________________
Name: _________________________________________
Title: __________________________________________

	$100,000.00	133,333

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CHINA BROADBAND, INC. a Nevada corporation By: /s/ Clive Ng_________________ Name: Clive Ng Title: Chairman Dated: January 11, 2008

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS
GLOBIS ASIS LLC 1239 Veeder Drive Hewlett, New York 11557 Fax No.: _______________________________________ Email address (not for notice purposes): ______________________________________________ Social Security Number or Taxpayer ID# (if applicable): ______________________________________________ Jurisdiction of organization (for entities): ______________________________________________ ______________________________________________ (Signature) By: ___________________________________________ Name: _________________________________________ Title: __________________________________________	$125,000.00	166,667

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CHINA BROADBAND, INC. a Nevada corporation By: /s/ Clive Ng_________________ Name: Clive Ng Title: Chairman Dated: January 11, 2008

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS
MARCIA KREINBERG
Address:_______________________________________

______________________________________________
Fax No.: _______________________________________
Email address (not for notice purposes): ______________________________________________
Social Security Number or Taxpayer ID# (if applicable): ______________________________________________
Jurisdiction of organization (for entities): ______________________________________________

______________________________________________
(Signature)
By: ___________________________________________
Name: _________________________________________
Title: __________________________________________

	$50,000.00	66,667

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CHINA BROADBAND, INC. a Nevada corporation By: /s/ Clive Ng_________________ Name: Clive Ng Title: Chairman Dated: January 11, 2008

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS
OLIVEIRA CAPITAL, LLC 18 Fieldstone Court New City, NY 10956 Fax: (845) 709-6065 Email address (not for notice purposes): ______________________________________________ Social Security Number or Taxpayer ID# (if applicable): ______________________________________________ Jurisdiction of organization (for entities): ______________________________________________ ______________________________________________ (Signature) By: ___________________________________________ Name: _________________________________________ Title: __________________________________________	$2,000,000	2,666,667

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CHINA BROADBAND, INC. a Nevada corporation By: /s/ Clive Ng_________________ Name: Clive Ng Title: Chairman Dated: January 11, 2008

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS
NICOLE KUBIN 1155 Park Avenue New York, NY 10128 Fax No.: ______________________________________ Email address (not for notice purposes): ______________________________________________ Social Security Number or Taxpayer ID# (if applicable): ______________________________________________ Jurisdiction of organization (for entities): ______________________________________________ ______________________________________________ (Signature) By: ___________________________________________ Name: _________________________________________ Title: __________________________________________	$250,000.00	333,333

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Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CHINA BROADBAND, INC. a Nevada corporation By: /s/ Clive Ng_________________ Name: Clive Ng Title: Chairman Dated: January 11, 2008

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS
SHAI STERN 454 N. Fuller Aveue Los Angeles, CA 90036 Fax: (310) _____________ Email address (not for notice purposes): ______________________________________________ Social Security Number or Taxpayer ID# (if applicable): ______________________________________________ Jurisdiction of organization (for entities): ______________________________________________ ______________________________________________ (Signature) By: ___________________________________________ Name: _________________________________________ Title: __________________________________________	$100,000.00	133,333

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CHINA BROADBAND, INC. a Nevada corporation By: /s/ Clive Ng_________________ Name: Clive Ng Title: Chairman Dated: January, 2008

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS
CRAIG SAMUELS 13990 Rancho Dorado Bend San Diego, CA 92130 Fax: ____________________ Email address (not for notice purposes): ______________________________________________ Social Security Number or Taxpayer ID# (if applicable): ______________________________________________ Jurisdiction of organization (for entities): ______________________________________________ ______________________________________________ (Signature) By: ___________________________________________ Name: _________________________________________ Title: __________________________________________	$400,000.00	533,333

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Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CHINA BROADBAND, INC. a Nevada corporation By: /s/ Clive Ng_________________ Name: Clive Ng Title: Chairman Dated: January __, 2008

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS
CHARDAN CAPITAL MARKETS, LLC 17 State Street, Suite 1610 New York, NY 10004 Fax: (646) 465-9039 Email address (not for notice purposes): ______________________________________________ Social Security Number or Taxpayer ID# (if applicable): ______________________________________________ Jurisdiction of organization (for entities): ______________________________________________ ______________________________________________ (Signature) By: ___________________________________________ Name: _________________________________________ Title: __________________________________________	$121,250.00	161,667

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CHINA BROADBAND, INC. a Nevada corporation By: /s/ Clive Ng_________________ Name: Clive Ng Title: Chairman Dated: January __, 2008

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS
Name of Subscriber:

_______________________________________________

Address: ______________________________________

______________________________________________

Fax No.: _______________________________________
Email address (not for notice purposes): ______________________________________________
Social Security Number or Taxpayer ID# (if applicable): ______________________________________________
Jurisdiction of organization (for entities): ______________________________________________

______________________________________________
(Signature)
By: ___________________________________________
Name: _________________________________________
Title: __________________________________________

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Note

Exhibit B	Form of Class A Warrant

Exhibit C	Escrow Agreement

Exhibit D	Form of Legal Opinion

Exhibit E	Investor Questionnaire

Schedule 5(a)	Subsidiaries

Schedule 5(d)	Additional Issuances / Capitalization / Reset Rights

Schedule 5(f)	Outstanding Registration Rights

Schedule 5(o)	Undisclosed Liabilities

Schedule 5(x)	Transfer Agent

EXHIBIT E

SUBSCRIBER QUESTIONNAIRE

I. The Subscriber represents and warrants that he or it comes within one category marked below, and that for any category marked, he or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned shall furnish any additional information which China Broadband, Inc. (the “Company”) deems necessary in order to verify the answers set forth below.

Category A __	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B __
The undersigned is an individual (not a partnership, corporation, etc.) who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C __
The undersigned is a director or executive officer of the Company which is issuing and selling the Company’s $.001 par value Common Stock (the “Shares”) and common stock purchase warrants (the “Warrants”) (collectively referred to as the “Securities”).

Category D __
The undersigned is a bank; savings and loan association; registered broker-dealer; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or is a self directed plan with investment decisions made solely by persons that are accredited investors.

____________________________________ ____________________________________ (describe entity)

Category E __	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

____________________________________ ____________________________________ (describe entity)

Category F __
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.

____________________________________ ____________________________________ (describe entity)

Category G __
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii) under the Securities Act.

Category H __
The undersigned is an entity (other than a trust) all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

____________________________________ ____________________________________ (describe entity)

Category I __	The undersigned is not within any of the categories above and is therefore not an accredited investor.

(a) As used herein, the term “net worth” means the excess of total assets at fair market value (including home and personal property) over total liabilities (including mortgage). For purposes hereof, “individual income” means adjusted gross income less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 12.02 of the Code.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the execution of this Agreement in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

II. SUITABILITY (please answer each question)

(a) For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

(b) For an individual Subscriber, please describe any college or graduate degrees held by you:.

(c) For all Subscribers, please list types of prior investments:

(d) For all Subscribers, please state whether you have you participated in other private placements before:

YES	______	NO	______

(e) If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:
	Public	Private
	Companies	Companies

Frequently	_______	_________
Occasionally	_______	_________
Never	_______	_________

(f) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES	______	NO	______

(g) For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

YES	______	NO	______

(h) For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES	______	NO	______

(i) For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the Securities for which you seek to subscribe?

YES	______	NO	______

(j) For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES	______	NO	______

III. MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a)	Individual Ownership
(b)	Community Property
(c)	Joint Tenant with Right of Survivorship (both parties must sign)
(d)	Partnership*
(e)	Tenants in Common
(f)	Corporation*
(g)	Trust*
(h)	Limited Liability Company*
(i)	Other

*If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

IV. NASD AFFILIATION.

Are you affiliated or associated with an NASD member firm (please check one):

Yes _________  No __________

If Yes, please describe:
_________________________________________________________
_________________________________________________________
_________________________________________________________

*If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Rule 3050 of the NASD Conduct Rules.

_________________________________
Name of NASD Member Firm

By: ______________________________
Authorized Officer

Date: ____________________________

V. The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained herein and such answers have been provided under the assumption that the Company will rely on them.

VI. In furnishing the above information, the undersigned acknowledges that the Company will be relying thereon in determining, among other things, whether there are reasonable grounds to believe that the undersigned qualifies as a Purchaser under Section 4(2), Section 4(6) and/or Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933 and applicable state securities laws for the purposes of the proposed investment.

VII. The undersigned understands and agrees that the Company may request further information of the undersigned in verification or amplification of the undersigned's knowledge of business affairs, the undersigned's assets and the undersigned's ability to bear the economic risk involved in an investment in the securities of the Company.

VIII. The undersigned represents to you that (a) the information contained herein is complete and accurate on the date hereof and may be relied upon by you and (b) the undersigned will notify you immediately of any change in any such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The undersigned hereby certifies that he, she or it has read and understands the Subscription Agreement related hereto.

IX. In order for the Company to comply with applicable anti-money laundering/U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) rules and regulations, Subscriber is required to provide the following information:

1. Payment Information

(a) Name and address (including country) of the bank from which Subscriber’s payment to the Company is being wired (the “Wiring Bank”):

_______________________________________

_______________________________________

_______________________________________

_______________________________________

(b) Subscriber’s wiring instructions at the Wiring Bank:

_______________________________________

_______________________________________

_______________________________________

(c) Is the Wiring Bank located in the U.S. or another “FATF Country”

_____ Yes        ______ No

__________________________
*  As of the date hereof, countries that are members of the Financial Action Task Force on Money Laundering (“FATF Country”) are: Argentina, Australia, Austria, Belgium, Brazil, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Luxembourg, Mexico, Kingdom of the Netherlands, New Zealand, Norway, Portugal, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Turkey, United Kingdom and the United States of America.

(d) Is Subscriber a customer of the Wiring Bank?

_____ Yes        ______ No

2. Additional Information (N.B.: this Section applies only to prospective investors who responded “no” to either of Question I(c) or I(d) above.)

The following materials must be provided to the Company (forms will be provided by the Company upon request):

For Individual Investors:

_____	A government issued form of picture identification (e.g., passport or drivers license).

_____	Proof of the individual’s current address (e.g., current utility bill), if not included in the form of picture identification.

For Funds of Funds or Entities that Invest on Behalf of Third Parties Not Located in the U.S. or Other FATP Countries:

_____	A certificate of due formation and organization and continued authorization to conduct business in the jurisdiction of its organization (e.g., certificate of good standing).

_____	An “incumbency certificate” attesting to the title of the individual executing these subscription materials on behalf of the prospective investor.

_____
A completed copy of a certification that the entity has adequate anti-money laundering policies and procedures (“AML Policies and Procedures”) in place that are consistent with the USA PATRIOT Act, OFAC and other relevant federal, state or non-U.S. anti-money laundering laws and regulations (with a copy of the entity’s current AML Policies and Procedures to which such certification relates).

_____
A letter of reference from the entity’s local office of a reputable bank or brokerage firm that is incorporated, or has its principal place of business located, in the U.S. or other FATF Country certifying that the prospective investor maintains an account at such bank/brokerage firm for a length of time and containing a statement affirming the prospective investor’s integrity.

For all other Entity Investors:

_____	A certificate of due formation and organization and continued authorization to conduct business in the jurisdiction of its organization (e.g., certificate of good standing).

_____	An “incumbency certificate” attesting to the title of the individual executing these subscription materials on behalf of the prospective investor.

_____
A letter of reference from the entity’s local office of a reputable bank or brokerage firm that is incorporated, or has its principal place of business located, in the U.S. or other FATF Country certifying that the prospective investor maintains an account at such bank/brokerage firm for a length of time and containing a statement affirming the prospective investor’s integrity.

_____
If the prospective investor is a privately-held entity, a certified list of the names of every person or entity who is directly or indirectly the beneficial owner of 25% or more of any voting or non-voting class of equity interests of the Subscriber, including (i) country of citizenship (for individuals) or principal place of business (for entities) and, (ii) for individuals, such individual’s principal employer and position.

_____
If the prospective investor is a trust, a certified list of (i) the names of the current beneficiaries of the trust that have, directly or indirectly, 25% or more of any interest in the trust, (ii) the name of the settler of the trust, (iii) the name(s) of the trustee(s) of the trust, and (iv) the country of citizenship (for individuals) or principal place of business (for entities).

ARTICLE X. ADDITIONAL INFORMATION

A TRUST MUST ATTACH A COPY OF ITS DECLARATION OF TRUST OR OTHER GOVERNING INSTRUMENT, AS AMENDED, AS WELL AS ALL OTHER DOCUMENTS THAT AUTHORIZE THE TRUST TO INVEST IN THE SECURITIES. ALL RESOLUTIONS AND DOCUMENTATION MUST BE COMPLETE AND CORRECT AS OF THE DATE HEREOF.

EXECUTION PAGE

PURCHASE PRICE = $_____________(US Dollars)

NUMBER OF SHARES OF COMMON STOCK = ______________

NUMBER OF WARRANTS = _________________

_________________________________ Signature	_________________________________ Signature (if purchasing jointly)

_________________________________ Name Typed or Printed	_________________________________ Name Typed or Printed

_________________________________ Entity Name	_________________________________ Entity Name

_________________________________ Address	_________________________________ Address

_________________________________ City, State and Zip Code	_________________________________ City, State and Zip Code

_________________________________ Telephone-Business	_________________________________ Telephone-Business

_________________________________ Telephone-Residence	_________________________________ Telephone-Residence

_________________________________ Facsimile-Business	_________________________________ Facsimile-Business

_________________________________ Facsimile-Residence	_________________________________ Facsimile-Residence

_________________________________ Tax ID # or Social Security #	_________________________________ Tax ID # or Social Security #

_________________________________
Email Address

Name in which the Securities should be issued:                          _________________________

Dated:  ________________, 2007

This Confidential Subscriber Questionnaire is executed as of ___________________,2007.

By: _______________________________________ Name: Title:

CONFIRMATION

Prior to the date hereof, the undersigned has delivered executed agreements in connection with an investment by the undersigned together with other investors in convertible notes (“Notes”) and common stock purchase warrants (“Warrants”) to be issued by China Broadband, Inc. (OTCBB Symbol: CBBD) (the “Company”) and in common stock of the Company (the “Shares”) to be sold to the undersigned and other purchasers by Clive Ng.

The undersigned reconfirms the execution and delivery of the Subscription Agreement, Funds Escrow Agreement, Purchase and Escrow Agreement and Subscriber Questionnaire in connection with the purchase and sale of the Notes, Warrants and Shares and agrees that the Closing Date is extended to not later than January 11, 2008.

The undersigned acknowledges receipt of the confidential updated Schedules to the Subscription Agreement prepared by the Company and transmitted by Chardan Capital Markets, LLC, which include, among other things, the Settlement Agreement to be entered into by the Company and certain affiliates, and amendments to the employment agreements of Clive Ng and Pu Yue and describes the appointment of director to the Company’s board of directors and a new Chief Executive Officer and President. Such Schedules are deemed to have been delivered to the undersigned in connection with the Subscription Agreement and the Purchase and Escrow Agreement. The undersigned further acknowledges that the OTC Bulletin Board is the Principal Market, as that term is defined in the Subscription Agreement.

The undersigned acknowledges that Clive Ng is an affiliate of the Company, as defined in Rule 405 of the Securities Act of 1933, and that the Shares will be sold by one or more entities controlled by Mr. Ng who collectively own more than the amount of Shares being sold to all of the undersigned.

The undersigned consents and agrees that until February 15, 2008, notwithstanding Section 12 of the Subscription Agreement, the Company may offer and sell to other purchasers additional Notes in the principal amount of up to $1,500,000 and Warrants on the same terms and conditions as offered and sold to the undersigned.

Dated: January ___, 2008

________________________________________	______________________________________
PLATINUM PARTNERS VALUE	GLOBIS CAPITAL PARTNERS, LP
ARBITRAGE FUND, L.P.

_______________________________________	_______________________________________
GLOBIS OVERSEAS FUND, LTD.	GLOBIS ASIA LLC

_______________________________________	_______________________________________
MARCIA KREINBERG	OLIVEIRA CAPITAL, LLC

________________________________________	_______________________________________
NICOLE KUBIN	SHAI STERN

________________________________________	_______________________________________
CRAIG SAMUELS	CHARDAN CAPITAL MARKETS, LLC